UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 30 0

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure in Item 3.02 below with respect to sales of common stock to certain of our officers and directors is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 21, 23 and 25, 2013, Harvest Natural Resources, Inc. (“we” or “our”) entered into subscription agreements under which we agreed to sell to 12 purchasers an aggregate of 1,704,800 shares of our common stock for an aggregate purchase price of $5,370,120. The purchasers included six of our officers and directors, who purchased an aggregate of 246,000 shares of common stock for an aggregate purchase price of $774,900. The transactions closed on November 27, 2013.

The subscription agreements included representations, warranties, and covenants customary for transactions of this type.

In each transaction, the common stock was offered to accredited investors and we relied on an exemption from registration of the sale of the shares provided by Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering. None of such common stock has been registered under the Securities Act, or under state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act and applicable state securities laws. This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: November 27, 2013

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel